Exhibit 99.1

Ouster Announces Record Revenue for Fourth Quarter and Fiscal Year 2024

Record revenue of $30 million and GAAP gross margin of 44%

SAN FRANCISCO, CA – March 20, 2025 at 4:10 PM ET – Ouster, Inc. (Nasdaq: OUST) (“Ouster” or the “Company”), a leading global provider of high-performance lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries, announced today financial results for the three and twelve months ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights

•	Revenue of $30 million, up 23% year over year and 7% sequentially.

•	Shipped more than 4,800 sensors for revenue.

•	GAAP gross margin of 44%, compared with 22% in the fourth quarter of 2023 and 38% in the third quarter of 2024.

•	Non-GAAP gross margin[1] of 44%, compared with 35% in the fourth quarter of 2023 and 45% in the third quarter of 2024.

•	Net loss of $24 million, compared with $39 million in the fourth quarter of 2023 and $26 million in the third quarter of 2024.

•	Adjusted EBITDA[1] loss of $10 million, compared with $14 million in the fourth quarter of 2023 and $10 million in the third quarter of 2024.

Full Year 2024 Highlights

•	Revenue of $111 million, an increase of 33% compared with fiscal year 2023.

•	Shipped more than 17,300 sensors for revenue.

•	GAAP gross margin of 36%, compared with 10% in fiscal year 2023.

•	Non-GAAP gross margin[1] of 41%, compared with 30% in fiscal year 2023.

•	Net loss of $97 million, compared with a loss of $374 million in fiscal year 2023.

•	Adjusted EBITDA[1] loss of $42 million, compared with a loss of $84 million in fiscal year 2023.

•	Ended 2024 with cash, cash equivalents, restricted cash, and short-term investments balance of $175 million.

•	Fully repaid all outstanding balances under revolving credit line utilizing cash on hand.

•	Increased software-attached bookings by over 60% as compared with fiscal year 2023.

•	Expanded bookings for Ouster Gemini and BlueCity deployments to more than 700 sites.

“The fourth quarter capped off a year of consistent execution, record financial results, and delivering increased value for our customers. In 2024, we grew OS sensor volumes by over 50%, increased our software-attached bookings by over 60%, and deployed sensors at iconic events like the Paris Olympics. We also reached major milestones in the development of our next-generation custom silicon chips and new tools to accelerate lidar adoption. Earlier this week, we announced 3D Zone Monitoring, marking the first time Ouster has embedded perception logic directly into its sensor lineup,” said Ouster CEO Angus Pacala. “In 2025, Ouster, like other businesses, will be navigating a volatile and evolving climate. We are encouraged by the opportunities to empower global industries with high-performance, reliable, and accessible 3D sensing solutions. The product portfolio transformation we have planned in 2025 will result in the largest increase in Ouster’s addressable market in our history.”

[1]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

Ouster delivered quarterly revenue of over $30 million with shipments exceeding 4,800 sensors. The fourth quarter was primarily driven by customers in the robotics and automotive verticals for use cases in robotaxis, mapping, and last mile delivery. GAAP gross margin increased to 44%, an improvement of approximately 2,200 basis points year over year, resulting from higher revenues, favorable product mix, and lower costs related to legacy inventory. Non-GAAP gross margin increased to 44%, an improvement of approximately 900 basis points year over year. Non-GAAP gross margin excludes the impact of stock-based compensation expenses and certain other items outside of ordinary operations.

First Quarter 2025 Outlook

For the first quarter of 2025, Ouster expects to achieve revenue in the range of $30 million to $32 million.

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, March 20, 2025 to discuss its financial results and business outlook.

Interested parties may listen to a live webcast of the conference call. Registration for the webcast can be completed by visiting the following website: https://edge.media-server.com/mmc/p/hnspeju8. The webcast will be available for replay for at least 30 days after the conference call on Ouster’s investor website at https://investors.ouster.com/.

About Ouster

Ouster (Nasdaq: OUST) is a leading global provider of high-resolution scanning and solid-state lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. Ouster is headquartered in San Francisco, CA, with offices in the Americas, Europe, and Asia-Pacific. For more information about our products, visit www.ouster.com, contact our sales team, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding Ouster’s revenue guidance for the first quarter of 2025; anticipated new product launches and developments; Ouster’s future results of operations and financial position; the anticipated timing and development of Ouster’s next generation hardware and software solutions; increases in Ouster’s addressable market; the execution against the Company’s product roadmap and demand for products; the

Company’s path to profitability and long-term financial framework; industry and economic trends, including market volatility; Ouster’s business objectives, plans, strategic partnerships, and market growth; and Ouster’s competitive market position, all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the substantial research and development costs needed to develop and commercialize new products; Ouster’s limited sales history and the ability to maintain confidence in the Company’s long-term business prospect among customers in target markets; fluctuations in its operating results; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; market acceptance of lidar and Ouster’s forecasts for market growth; Ouster’s ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; Ouster’s ability to recruit and retain key personnel; its ability to complete or achieve the anticipated benefits of new acquisitions or investments; changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on Ouster’s business, financial condition and results of operations; risks related to the use of AI tools by us and others; Ouster’s ability to adequately protect and enforce its intellectual property rights; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as will be updated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expense. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, goodwill impairment charges, restructuring costs excluding stock-based compensation expense, certain excess and obsolete expenses and loss on firm purchase commitments, amortization of acquired intangibles, depreciation expense, certain litigation and litigation related expenses, merger and acquisition related expenses, gain on lease termination and other items. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be

helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$45,542	$50,991
Restricted cash, current	722	552
Short-term investments	126,480	139,158
Accounts receivable, net	17,941	14,577
Inventory	16,417	23,232
Prepaid expenses and other current assets	12,750	34,647

Total current assets	219,852	263,157
Property and equipment, net	10,164	10,228
Operating lease, right-of-use assets	14,308	18,561
Unbilled receivable, non-current portion	10,133	10,567
Intangible assets, net	17,830	24,436
Restricted cash, non-current	1,835	1,091
Other non-current assets	2,026	2,703

Total assets	$276,148	$330,743

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,288	$3,545
Accrued and other current liabilities	30,591	58,166
Contract liabilities, current	34,351	12,885
Operating lease liability, current portion	7,196	7,096

Total current liabilities	78,426	81,692
Operating lease liability, non-current portion	13,054	18,827
Debt	—	43,975
Contract liabilities, non-current portion	2,538	4,967
Other non-current liabilities	1,219	1,610

Total liabilities	95,237	151,071

Stockholders’ equity:
Common stock	47	42
Additional paid-in capital	1,094,938	995,464
Accumulated deficit	(913,071)	(816,026)
Accumulated other comprehensive (loss) income	(1,003)	192

Total stockholders’ equity	180,911	179,672

Total liabilities and stockholders’ equity	$276,148	$330,743

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2023	2024	2023
Revenue	$30,092	$28,075	$24,444	$111,101	$83,279
Cost of revenue	16,909	17,321	19,033	70,641	74,965

Gross profit	13,183	10,754	5,411	40,460	8,314
Operating expenses:
Research and development	14,719	15,127	15,626	58,084	91,210
Sales and marketing	7,045	7,197	8,553	27,852	41,639
General and administrative	17,017	15,938	18,545	58,701	81,982
Goodwill impairment charges	—	—	—	—	166,675

Total operating expenses	38,781	38,262	42,724	144,637	381,506

Loss from operations	(25,598)	(27,508)	(37,313)	(104,177)	(373,192)
Other income (expense):
Interest income	1,795	2,149	2,579	8,846	9,038
Interest expense	—	(342)	(4,081)	(1,823)	(9,303)
Other income (expense), net	386	74	(6)	646	(130)

Total other income (expense), net	2,181	1,881	(1,508)	7,669	(395)

Loss before income taxes	(23,417)	(25,627)	(38,821)	(96,508)	(373,587)
Provision for income tax expense	320	(37)	174	537	523

Net loss	$(23,737)	$(25,590)	$(38,995)	$(97,045)	$(374,110)

Other comprehensive loss
Changes in unrealized gain (loss) on available for sale securities	(180)	298	314	(386)	354
Foreign currency translation adjustments	(679)	335	258	(809)	(13)

Total comprehensive loss	$(24,596)	$(24,957)	$(38,423)	$(98,240)	$(373,769)

Net loss per common share, basic and diluted	$(0.48)	$(0.54)	$(0.95)	$(2.08)	$(10.10)
Weighted-average shares used to compute basic and diluted net loss per share	49,958,448	47,684,363	41,135,659	46,584,479	37,042,081

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Years ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(97,045)	$(374,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	—	166,675
Depreciation and amortization	9,836	17,148
Loss on write-off and disposal of property and equipment and right-of-use asset impairment	401	1,673
Gain on lease termination	—	(807)
Stock-based compensation	40,459	57,725
Reduction of revenue related to stock warrant issued to customer	892	528
Amortization of right-of-use asset	4,904	4,519
Interest expense and loss on debt extinguishment	—	4,001
Amortization of debt issuance costs and debt discount	—	190
Non-cash interest income	(619)	(732)
Accretion or amortization on short-term investments	(5,095)	(4,685)
Change in fair value of warrant liabilities	(103)	49
Inventory write down	2,080	10,047
Provision (recovery of) for doubtful accounts	(587)	1,346
Realized gain on sale of investments	(275)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,724)	3,574
Inventory	4,735	(4,047)
Prepaid expenses and other assets	21,317	(21,575)
Accounts payable	2,476	(8,520)
Accrued and other liabilities	(28,059)	8,081
Contract liabilities	19,036	6,597
Operating lease liability	(6,323)	(5,567)

Net cash used in operating activities	(33,694)	(137,890)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property & equipment	668	560
Purchases of property and equipment	(3,756)	(3,006)
Purchase of short-term investments	(144,573)	(137,104)
Proceeds from sales of short-term investments	162,313	158,014
Cash and cash equivalents acquired in the Velodyne Merger	—	32,137

Net cash provided by investing activities	14,652	50,601

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	205	271
Proceeds from ESPP purchase	1,703	1,174
Proceeds from borrowings, net of debt discount and issuance costs	—	43,975
Repayments of borrowings	(43,975)	(43,975)
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	57,806	14,575
At-the-market offering costs for the issuance of common stock	(346)	(363)

Net cash provided by financing activities	15,393	15,657

Effect of exchange rates on cash and cash equivalents	(887)	(12)

Net increase decrease in cash, cash equivalents and restricted cash	(4,536)	(71,644)
Cash, cash equivalents and restricted cash at beginning of year	52,634	124,278

Cash, cash equivalents and restricted cash at end of year	$48,099	$52,634

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2024	2023	2024	2024	2023
GAAP net loss	$(23,737)	$(38,995)	$(25,590)	$(97,045)	$(374,110)
Interest (income) expense, net	(1,795)	1,502	(1,807)	(7,023)	265
Other (income) expense, net	(386)	6	(74)	(646)	130
Stock-based compensation expense(1)	8,841	11,107	11,519	40,459	57,725
Provision for income tax expense (benefit)	320	174	(37)	537	523
Goodwill impairment charge	—	—	—	—	166,675
Restructuring costs, excluding stock-based compensation expense	—	—	—	—	15,976
Excess and obsolete expenses (recovery) and loss on firm purchase commitments	(1,431)	1,732	—	(859)	12,299
Amortization of acquired intangibles(2)	1,342	1,757	1,759	6,516	6,729
Depreciation expenses(2)	651	1,239	687	3,230	10,371
Litigation expenses(3)	6,494	7,383	4,221	13,647	14,820
Merger and acquisition related expenses(4)	—	—	—	—	6,058
Gain on lease termination and other items	—	—	(513)	(627)	(1,256)

Adjusted EBITDA	$(9,701)	$(14,095)	$(9,835)	$(41,811)	$(83,795)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2024	2023	2024	2024	2023
Cost of revenue	$1,140	$856	$1,345	$4,608	$2,854
Research and development	4,181	4,786	5,241	18,260	24,551
Sales and marketing	1,147	2,240	1,308	5,347	9,966
General and administrative	2,373	3,225	3,625	12,244	20,354

Total stock-based compensation	$8,841	$11,107	$11,519	$40,459	$57,725

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2024	2023	2024	2024	2023
Cost of revenue	$915	$1,180	$971	$3,985	$5,858
Research and development	626	747	634	$2,642	$5,343
Sales and marketing	201	250	250	$948	$940
General and administrative	251	819	591	$2,171	$4,958

Total depreciation and amortization expense	$1,993	$2,996	$2,446	$9,746	$17,099

(3)

Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding litigation cases offset by the estimated amounts recoverable and recovered under insurance, indemnity and contribution agreements for such costs.

(4)	Non-recurring acquisition expense represents transaction costs for the Velodyne Lidar, Inc. and Sense Photonics, Inc. mergers which include legal and accounting professional service fees.

	Three Months Ended Decmber 31,		Three Months Ended September 30,	Year Ended December 31,
	2024	2023	2024	2024	2023
Gross profit (loss) on GAAP basis	$13,183	$5,411	$10,754	$40,460	$8,314
Stock-based compensation	1,140	856	1,345	4,608	2,854
Amortization of acquired intangible assets	467	517	467	1,768	1,644
Excess and obsolete expenses (recovery) and loss on firm purchase commitments	(1,431)	1,732	—	(859)	12,299

Gross profit on non-GAAP basis	$13,359	$8,516	$12,566	$45,977	$25,111

Gross margin on GAAP basis	44%	22%	38%	36%	10%
Gross margin on non-GAAP basis	44%	35%	45%	41%	30%

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